EX-99.d.1.i

AMENDMENT NO. 1 TO

EXHIBIT A

OF THE INVESTMENT MANAGEMENT AGREEMENT

THIS EXHIBIT to the Investment Management Agreement dated April 30, 2021 (the “Agreement”) between IVY VARIABLE INSURANCE PORTFOLIOS and DELAWARE MANAGEMENT COMPANY (the “Investment Manager”), a series of Macquarie Investment Management Business Trust, amended as of the 1st day of May, 2024, lists the Funds for which the Investment Manager provides investment management services pursuant to this Agreement, along with the management fee rate schedule for each Fund and the date on which the Agreement became effective for each Fund.

Fund Name (Trust Name)	Effective Date	Management Fee Schedule (as a percentage of average daily net assets) Annual Rate
Macquarie VIP Asset Strategy Series (formerly, Delaware Ivy VIP Asset Strategy and Ivy VIP Asset Strategy)	April 30, 2021	Up to $1 billion Over $1 billion and up to $2 billion Over $2 billion and up to $3 billion Over $3 billion	0.70% 0.65% 0.60% 0.55%
Macquarie VIP Balanced Series (formerly, Delaware Ivy VIP Balanced and Ivy VIP Balanced)	April 30, 2021	Up to $1 billion Over $1 billion and up to $2 billion Over $2 billion and up to $3 billion Over $3 billion	0.70% 0.65% 0.60% 0.55%
Macquarie VIP Core Equity Series (formerly, Delaware Ivy VIP Core Equity and Ivy VIP Core Equity)	April 30, 2021	Up to $1 billion Over $1 billion and up to $2 billion Over $2 billion and up to $3 billion Over $3 billion	0.70% 0.65% 0.60% 0.55%
Macquarie VIP Corporate Bond Series (formerly, Delaware Ivy VIP Corporate Bond and Ivy VIP Corporate Bond)	April 30, 2021	Up to $1 billion Over $1 billion and up to $1.5 billion Over $1.5 billion	0.475% 0.450% 0.400%
Macquarie VIP Energy Series (formerly, Delaware Ivy VIP Energy and Ivy VIP Energy)	April 30, 2021	Up to $1 billion Over $1 billion and up to $2 billion Over $2 billion and up to $3 billion Over $3 billion	0.85% 0.83% 0.80% 0.76%
Macquarie VIP Global Growth Series (formerly, Delaware Ivy VIP Global Growth and Ivy VIP Global Growth)	April 30, 2021	Up to $1 billion Over $1 billion and up to $2 billion Over $2 billion and up to $3 billion Over $3 billion	0.85% 0.83% 0.80% 0.76%
Macquarie VIP Growth Series (formerly, Delaware Ivy VIP Growth and Ivy VIP Growth)	April 30, 2021	Up to $1 billion Over $1 billion and up to $2 billion Over $2 billion and up to $3 billion Over $3 billion	0.70% 0.65% 0.60% 0.55%

Fund Name (Trust Name)	Effective Date	Management Fee Schedule (as a percentage of average daily net assets) Annual Rate
Macquarie VIP High Income Series (formerly, Delaware Ivy VIP High Income and Ivy VIP High Income)	April 30, 2021	Up to $500 million Over $500 million and up to $1 billion Over $1 billion and up to $1.5 billion Over $1.5 billion	0.625% 0.600% 0.550% 0.500%
Macquarie VIP International Core Equity Series (formerly, Delaware Ivy VIP International Core Equity and Ivy VIP International Core Equity)	April 30, 2021	Up to $1 billion Over $1 billion and up to $2 billion Over $2 billion and up to $3 billion Over $3 billion	0.85% 0.83% 0.80% 0.76%
Macquarie VIP Limited-Term Bond Series (formerly, Delaware Ivy VIP Limited-Term Bond and Ivy VIP Limited-Term Bond)	April 30, 2021	Up to $500 million Over $500 million and up to $1 billion Over $1 billion and up to $1.5 billion Over $1.5 billion	0.50% 0.45% 0.40% 0.35%
Macquarie VIP Mid Cap Growth Series (formerly, Delaware Ivy VIP Mid Cap Growth and Ivy VIP Mid Cap Growth)	April 30, 2021	Up to $1 billion Over $1 billion and up to $2 billion Over $2 billion and up to $3 billion Over $3 billion	0.85% 0.83% 0.80% 0.76%
Macquarie VIP Natural Resources Series (formerly, Delaware Ivy VIP Natural Resources and Ivy VIP Natural Resources)	April 30, 2021	Up to $1 billion Over $1 billion and up to $2 billion Over $2 billion and up to $3 billion Over $3 billion and up to $5 billion Over $5 billion and up to $10 billion Over $10 billion	0.85% 0.83% 0.80% 0.76% 0.73% 0.70%
Macquarie VIP Science and Technology Series (formerly, Delaware Ivy VIP Science and Technology and Ivy VIP Science and Technology)	April 30, 2021	Up to $1 billion Over $1 billion and up to $2 billion Over $2 billion and up to $3 billion Over $3 billion	0.85% 0.83% 0.80% 0.76%
Macquarie VIP Value Series (formerly, Delaware Ivy VIP Value and Ivy VIP Value)	April 30, 2021	Up to $1 billion Over $1 billion and up to $2 billion Over $2 billion and up to $3 billion Over $3 billion	0.70% 0.65% 0.60% 0.55%
Macquarie VIP Pathfinder Aggressive Series (formerly, Delaware Ivy VIP Pathfinder Aggressive and Ivy VIP Pathfinder Aggressive)	April 30, 2021	All net assets 0.00%

Fund Name (Trust Name)	Effective Date	Management Fee Schedule (as a percentage of average daily net assets) Annual Rate
Macquarie VIP Pathfinder Moderately Aggressive Series (formerly, Delaware Ivy VIP Pathfinder Moderately Aggressive and Ivy VIP Pathfinder Moderately Aggressive)	April 30, 2021	All net assets 0.00%
Macquarie VIP Pathfinder Moderate Series (formerly, Delaware Ivy VIP Pathfinder Moderate and Ivy VIP Pathfinder Moderate)	April 30, 2021	All net assets 0.00%
Macquarie VIP Pathfinder Moderate - Managed Volatility Series (formerly, Delaware Ivy VIP Pathfinder Moderate - Managed Volatility and Ivy VIP Pathfinder Moderate – Managed Volatility)	April 30, 2021	Up $500 million Over $500 million and up to $1 billion Over $1 billion	0.20% 0.17% 0.15%
Macquarie VIP Pathfinder Moderately Aggressive - Managed Volatility Series (formerly, Delaware Ivy VIP Pathfinder Moderately Aggressive - Managed Volatility and Ivy VIP Pathfinder Moderately Aggressive – Managed Volatility)	April 30, 2021	Up $500 million Over $500 million and up to $1 billion Over $1 billion	0.20% 0.17% 0.15%
Macquarie VIP Pathfinder Moderately Conservative - Managed Volatility Series (formerly, Delaware Ivy VIP Pathfinder Moderately Conservative - Managed Volatility and Ivy VIP Pathfinder Moderately Conservative – Managed Volatility)	April 30, 2021	Up $500 million Over $500 million and up to $1 billion Over $1 billion	0.20% 0.17% 0.15%
Macquarie VIP Pathfinder Moderately Conservative Series (formerly, Delaware Ivy VIP Pathfinder Moderately Conservative and Ivy VIP Pathfinder Moderately Conservative)	April 30, 2021	All net assets 0.00%

Fund Name (Trust Name)	Effective Date	Management Fee Schedule (as a percentage of average daily net assets) Annual Rate
Macquarie VIP Pathfinder Conservative Series (formerly, Delaware Ivy VIP Pathfinder Conservative and Ivy VIP Pathfinder Conservative)	April 30, 2021	All net assets 0.00%
Macquarie VIP Small Cap Growth Series (formerly, Delaware Ivy VIP Small Cap Growth and Ivy VIP Small Cap Core)	April 30, 2021	Up to $1 billion Over $1 billion and up to $2 billion Over $2 billion and up to $3 billion Over $3 billion	0.85% 0.83% 0.80% 0.76%
Macquarie VIP Smid Cap Core Series (formerly, Delaware Ivy VIP Smid Cap Core and Ivy VIP Small Cap Core)	April 30, 2021	Up to $1 billion Over $1 billion and up to $2 billion Over $2 billion and up to $3 billion Over $3 billion	0.85% 0.83% 0.80% 0.76%

DELAWARE MANAGEMENT COMPANY, A series of Macquarie Investment Management Business Trust		IVY VARIABLE INSURANCE PORTFOLIOS

By:	/s/ Richard Salus	By:	/s/ Shawn K. Lytle
Name:	Richard Salus	Name:	Shawn K. Lytle
Title:	Senior Vice President/Global Head of Fund Services/Division Director	Title:	President and Chief Executive Officer